UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): June 25, 2020

Trxade Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (800) 261-0281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

Gajan Mahendiran (and his spouse), a greater than 5% beneficial owner of the common stock of Trxade Group, Inc. (the “Company”, “we” and “us”), exercised warrants to purchase 335,002 shares of common stock at an exercise price of $0.06, and provided the Company the payment of the aggregate exercise price of $20,100 in connection therewith, on June 25, 2020. Following the date of this Report the Company will issue 335,002 shares of restricted common stock to Mr. Mahendiran in connection with such exercise.

We will claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuance, since the foregoing issuance will not involve a public offering, the recipient is (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Howard A. Doss Employment Agreement

On June 25, 2020, the Company entered into an Executive Employment Agreement, effective June 19, 2020, with Howard A. Doss, the Company’s Chief Financial Officer (principal financial/accounting officer). Pursuant to the agreement, Mr. Doss agreed to continue to provide services to the Company as the Company’s Chief Financial Officer. The agreement provides for Mr. Doss’s employment to be ‘at will’ and allows either party to terminate the agreement at any time, for any reason, with thirty (30) days prior written notice to the non-terminating party. Mr. Doss is paid $120,000 per year pursuant to the terms of the agreement and is eligible for discretionary bonuses as approved by the Board of Directors or Compensation Committee of the Board of Directors from time to time, including an annual discretionary bonus, to be determined within 90 days after fiscal year end, based upon Mr. Doss’s performance and the Company’s attainment of objectives established from time to time by the Board of Directors or a Compensation Committee of the Board of Directors, in the sole and absolute discretion of the committee/board. The agreement includes a 12-month non-compete prohibition (applicable to parties competing against the Company, including, without limitation, in the pharmaceutical industry, and covering the entire United States) and a 12-month non-solicitation prohibition, each following the termination of Mr. Doss’s employment, subject to customary exceptions. Further, Mr. Doss is subject to non-solicitation covenants during the term of the agreement. The agreement also contains standard assignment of inventions and confidentiality provisions.

Although Mr. Doss will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends, pursuant to the agreement.

The description of Mr. Doss’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Employment Agreement entered into with Mr. Doss, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Executive Employment Agreement dated effective June 19, 2020, entered into by and between Trxade Group, Inc. and Howard A. Doss.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE GROUP, INC.

Date: June 26, 2020	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Executive Employment Agreement dated effective June 19, 2020, entered into by and between Trxade Group, Inc. and Howard A. Doss.

* Filed herewith.